SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                Pursuant to Section 13 of 15(d) of the Securities
                              Exchange Act of 1934
       Date of Report (Date of earliest event reported) November 21, 2002


                               VECTREN CORPORATION
             (Exact name of registrant as specified in its charter)


        Indiana                 1-15467              35-2086905
        -------                 -------              ----------
(State of Incorporation) (Commission File Number) (I.R.S. Employer
                                                   Identification No.)

        20 N.W. Fourth Street
        Evansville, Indiana                               47708
        -------------------                               -----
(Address of principal executive offices)                (Zip Code)



        Registrant's telephone number, including area code (812)491-4000


                                       N/A
             (Former name or address, if changed since last report.)



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Item 5.  Other Events

Vectren Corporation (the Company), an energy holding and applied technology company, will hold an analyst meeting in New York City Thursday, November 21 where Niel Ellerbrook, Chairman and CEO; Jerry Benkert, Executive Vice President and CFO; and Carl Chapman, Executive Vice President and President of Vectren Enterprises, Inc. will discuss the Company's current financial and operating results and plans for the future.

Interested parties can listen to the webcast and view the slide presentation, which will begin at 8:30 A.M. Eastern Standard Time on the Company's website, www.vectren.com. For those unable to participate during the live webcast, the call will be archived on the Company's website until December 31, 2002.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby filing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.

Item 7.  Exhibits

99-1 Press Release - Vectren's Annual Analyst Seminar to be Webcast

99-2 Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the
     Private Securities Litigation Reform Act of 1995




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                VECTREN CORPORATION
November 21, 2002


                                             By:  /s/ M. Susan Hardwick
                                                  M. Susan Hardwick
                                                  Vice President and Controller